Exhibit 10.28
Tennessee Valley Authority
Coal Supply & Origination
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company, Inc.	Supplement No.	4
	7701 Forsyth Boulevard - 10th Floor	Date	July 8, 2011
	St. Louis, Missouri 63105	Group-Contract No.	635-40685
		Plant	Paradise
Attention: Mr. Martin Wilson
As a result of reopener negotiations, TVA and Armstrong Coal Company, Inc., (“Armstrong”) hereby agree to the following modifications to Group-Contract No. 635-40685 (the Contract).
1.	Section 2.1.1 of the Contract is hereby amended with respect to the Base Tonnage quantities of coal to be sold and purchased during Contract Year #4 (2012) and Contract Year #5 (2013) by adding the following new paragraph as the last paragraph in Section 2.1.1:

“Notwithstanding the foregoing or any other provision of this Contract to the contrary, TVA may, in its sole discretion, (1) elect to reduce or increase the Contract Year #4 (2012) Base Tonnage by up to ten percent (10%), and/or (2) elect to reduce or increase the Contract Year #5 (2013) Base Tonnage by up to ten percent (10%). If TVA elects to exercise this right regarding the Base Tonnage, it may specify Base Tonnage that is no lower than 900,000 tons and no greater than 1,100,000 tons for Contract Year #4 (2012) and/or Contract Year #5 (2013). TVA must provide written notice (letter or e-mail) of its election to Contractor no later than June 1, 2012, with respect to the Base Tonnage for Contract Year 2012 and no later than June 1, 2013, with respect to the Base Tonnage for Contract Year 2013. Following timely receipt of notice of TVA’s election, the remaining undelivered Base Tonnage shall be delivered ratably during the remainder of the relevant Contract Year or as TVA and Contractor may otherwise agree in writing. Any reductions in the Base Tonnage made, at TVA’s election pursuant to this paragraph, shall not be made up or rescheduled.

2.	Section 6.0 of the Contract is hereby amended with respect to the price specified for Contract Year #4 (2012) and Contract Year #5 (2013) by deleting the prices specified for those Contract Years in Section 6.0 and replacing the deleted Contract Year #4 and Contract Year #5 prices with the following new prices:

Contract Year #4	2012	$54.25* f.o.b. PAF

Contract Year #5	2013	$55.88* f.o.b. PAF
TVA RESTRICTED INFORMATION

*	Note: The stated Base Price for Contract Year #4 and Contract Year #5 on Page 1 is not subject to any further automatic price escalation. The immediately preceding sentence is not meant to and does not prevent price adjustments that may be made pursuant to Contract Section 8.0, Adjustment for Quality, and/or Section 10.2. Contract Cost Reimbursements (Law Change Assessments Costs).
3.	All other conditions of the Contract remain unchanged and in full force and effect.

Accepted	Armstrong Coal Co.	Tennessee Valley Authority
(Company)

By	/s/ Martin D. Wilson	By	/s/ Connie S. Gazaway

Connie S. Gazaway
Asset Management Specialist (Senior)

Title	President	/s/
Manager, Coal Acquisition

Date	7/13/11

TVA RESTRICTED INFORMATION